Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Designation (PURSUANT TO NRS 78.1955)	Filed in the office of /s/ Barbara K. Cegavske	Document Number 20150209810-58
	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	05/07/2015 9:05 AM
	State of Nevada	Entity Number
E0572852010-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For
Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

Maxwell Resources, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Thereby is created out of the shares of Preferred Stock, par value $.001 per share of the Corporation authorized in Article of the Articles of Incorporation, a series of Preferred Stock of the Corporation to be name Series C Preferred Stock.

See attached.

3. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

/s/ Mike Edwards

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Designation Revised: 1-5-15

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS
AND
PREFERENCES
OF THE
SERIES C PREFERRED STOCK
OF
MAXWELL RESOURCES, INC.

The undersigned, Chief Executive Officer of Maxwell Resources, Inc., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, as amended, the following resolution creating a series of Series C Preferred Stock, was duly adopted by the Board of Directors of the Corporation by unanimous written consent on May 4, 2015:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by provisions of the Amended and Restated Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), there hereby is created out of the shares of Preferred Stock, par value $.001 per share, of the Corporation authorized in Article IV of the Articles of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation, to be named "Series C Preferred Stock," consisting of One Million (1,000,000) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

A. Designation and Rank.

(a)   Designation. The designation of such series of the Preferred Stock shall be the Series C Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"). The maximum number of shares of Series C Preferred Stock shall be One Million (1,000,000) Shares.

(b)   Rank. The Series C Preferred Stock shall rank prior to the common stock, par value $.001 per share (the "Common Stock"), and to all other classes and series of equity securities of the Corporation which by its terms does not rank on a parity with or senior to the Series C Preferred Stock ("Junior Stock").

(c)   Stated Value. Each share of Series C Preferred Stock shall have a stated value of $.01 per share (as appropriately adjusted to reflect any stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock, the "Stated Value").

B. Voting.

Voting Rights. Holders of Series C Preferred Stock (a) have the right to vote on all matters submitted to the holders of the Corporation's common stock for a vote, or with respect to which the holders of the Corporation's common stock shall be entitled, by law or otherwise, to vote, (b) shall vote as a single class together with the common stock, and (c) in the aggregate shall be entitled to cast that number of votes equal to the number of shares of Series C Preferred Stock owned by such Holder multiplied by 77.

The record holders of the Series C Preferred Stock shall be entitled to the same notice of any regular or special meeting of the stockholders as may or shall be given to holders of common shares entitled to vote at such meetings. No corporate actions requiring majority stockholder approval or consent may be submitted to a vote of common stockholders which in any way precludes the holders of the Series C Preferred Stock from exercising its voting or consent rights as though it is or was a common stockholder.

All notices required to be delivered hereunder to the holders of the Series C Preferred Stock shall be sent by facsimile transmission (such notice shall be deemed received by the recipient on the first business day following transmission and electronic confirmation of receipt), prepaid overnight courier or first class or registered or certified mail, return receipt requested, with postage prepaid thereon, to the holder at holder's last address shown on the records of the Corporation for the Series C Preferred Stock.

C. Redemption. Upon the date eighteen (18) months after the date of issuance of shares of Series C Preferred Stock, all outstanding Series C Preferred Stock shall be (i) automatically redeemed; or (ii) converted at the option of the holder, in each case into one share of the Company's common stock.

D. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date.

E. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and all initial purchasers of the Series C Preferred Stock and shall not be construed against any person as the drafter hereof.

F. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 4th day of May, 2015.

MAXWELL RESOURCES, INC.

Date: 5/4/2015	By:	/s/ Mike Edwards
	Name:	Mike Edwards
	Title:	Chief Executive Officer

BARBARA K. CEGAVSKE Secretary of State	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	JEFFERY LANDERFELT Deputy Secretary for Commercial Recordings

Certified Copy

May 7, 2015

Job Number:                   C20150507-0833

Reference Number:       00004615298-55

Expedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150209810-58	Certificate of Designation	4 Pages/1 Copies

Respectfully, /s/ BARBARA K. CEGAVSKE BARBARA K. CEGAVSKE Secretary of State

Certified By: Sandy Edwards Certificate Number: C20150507-0833 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4201

Telephone (775) 684-5708

Fax (775) 684-7138

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Designation (PURSUANT TO NRS 78.1955)	Filed in the office of /s/ Barbara K. Cegavske	Document Number 20150209810-58
	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	05/07/2015 9:05 AM
	State of Nevada	Entity Number
E0572852010-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For
Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

Maxwell Resources, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Thereby is created out of the shares of Preferred Stock, par value $.001 per share of the Corporation authorized in Article of the Articles of Incorporation, a series of Preferred Stock of the Corporation to be name Series C Preferred Stock.

See attached.

3. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

/s/ Mike Edwards

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Designation Revised: 1-5-15

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS
AND
PREFERENCES
OF THE
SERIES C PREFERRED STOCK
OF
MAXWELL RESOURCES, INC.

The undersigned, Chief Executive Officer of Maxwell Resources, Inc., a Nevada corporation (the “Corporation"), DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, as amended, the following resolution creating a series of Series C Preferred Stock, was duly adopted by the Board of Directors of the Corporation by unanimous written consent on May 4, 2015:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by provisions of the Amended and Restated Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), there hereby is created out of the shares of Preferred Stock, par value $.001 per share, of the Corporation authorized in Article IV of the Articles of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation, to be named "Series C Preferred Stock," consisting of One Million (1,000,000) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

A. Designation and Rank.

(a)   Designation. The designation of such series of the Preferred Stock shall be the Series C Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"). The maximum number of shares of Series C Preferred Stock shall be One Million (1,000,000) Shares.

(b)   Rank. The Series C Preferred Stock shall rank prior to the common stock, par value $.001 per share (the "Common Stock"), and to all other classes and series of equity securities of the Corporation which by its terms does not rank on a parity with or senior to the Series C Preferred Stock ("Junior Stock").

(c)   Stated Value. Each share of Series C Preferred Stock shall have a stated value of $.01 per share (as appropriately adjusted to reflect any stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock, the "Stated Value").

B. Voting.

Voting Rights. Holders of Series C Preferred Stock (a) have the right to vote on all matters submitted to the holders of the Corporation's common stock for a vote, or with respect to which the holders of the Corporation's common stock shall be entitled, by law or otherwise, to vote, (b) shall vote as a single class together with the common stock, and (c) in the aggregate shall be entitled to cast that number of votes equal to the number of shares of Series C Preferred Stock owned by such Holder multiplied by 77.

The record holders of the Series C Preferred Stock shall be entitled to the same notice of any regular or special meeting of the stockholders as may or shall be given to holders of common shares entitled to vote at such meetings. No corporate actions requiring majority stockholder approval or consent may be submitted to a vote of common stockholders which in any way precludes the holders of the Series C Preferred Stock from exercising its voting or consent rights as though it is or was a common stockholder.

All notices required to be delivered hereunder to the holders of the Series C Preferred Stock shall be sent by facsimile transmission (such notice shall be deemed received by the recipient on the first business day following transmission and electronic confirmation of receipt), prepaid overnight courier or first class or registered or certified mail, return receipt requested, with postage prepaid thereon, to the holder at holder's last address shown on the records of the Corporation for the Series C Preferred Stock.

C. Redemption. Upon the date eighteen (18) months after the date of issuance of shares of Series C Preferred Stock, all outstanding Series C Preferred Stock shall be (i) automatically redeemed; or (ii) converted at the option of the holder, in each case into one share of the Company's common stock.

D. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date.

E. Specific Shall Not Limit General: Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and all initial purchasers of the Series C Preferred Stock and shall not be construed against any person as the drafter hereof.

F. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 4th day of May, 2015.

MAXWELL RESOURCES, INC.

Date: 5/4/2015	By:	/s/ Mike Edwards
	Name:	Mike Edwards
	Title:	Chief Executive Officer